EXHIBIT 21



                       SUBSIDIARIES OF RECOTON CORPORATION

   COMPANY                                                  JURISDICTION

   Recoton Canada Ltd.                                      Ontario, Canada
   Recoton (Far East) Limited                               Hong Kong
   STD Holding Limited +                                    Hong Kong
   STD Electronic International Limited ++                  Hong Kong
   STD Manufacturing Limited ++                             Hong Kong
   STD Plastic Industrial Limited ++ #                      Hong Kong
   STD Trading Limited ++ #                                 Hong Kong
   Peak Hero Limited ++ #                                   Hong Kong
   Ever Smart Management Limited ++                         Hong Kong
   STD Industrial (Shenzhen) Limited ++                     P.R. of China
   STD (Tianjin) International Trade
      Development Company Limited ++#                       P.R of China
   Christie Design Corporation                              Delaware
   InterAct Accessories, Inc.                               Delaware
   AAMP of Florida, Inc., d/b/a AAMP of America, Inc.       Florida
   Recoton Audio Corporation, d/b/a
      Recoton Mobile Electronics                            Delaware
   ReCone, Inc. +++#                                        Delaware
   Recoton Home Audio, Inc.  +++                            California
   Recoton Japan, Inc.  +++                                 Illinois
   RAC-FSC +++#                                             U.S. Virgin Islands
   Recoton International Holdings, Inc.  +++                Delaware
   Recoton European Holdings, Inc.  +++                     Delaware
   Recoton German Holdings GmbH +++                         Germany
   Mac Audio Electronic GmbH +++                            Germany
   Magnat Audio-Produkte GmbH +++                           Germany
   HECO Audio-Produkte GmbH +++                             Germany
   Recoton Italia s.r.l.  +++                               Italy
   Arcona s.r.l.  +++                                       Italy
   Recoton (UK) Limited +++                                 United Kingdom
   Tambalan Limited, d/b/a Ross Consumer Products+++        United Kingdom
   Ross Consumer Products(HK)+++#                           Hong Kong

   +      Subsidiary of Recoton (Far East) Limited
   ++     Subsidiary of STD Holding Limited
   +++    Direct or indirect subsidiary of Recoton Audio Corporation
   #      Inactive